UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 22, 2006

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2006, the Compensation and Pension Committee of the Board of Directors (the “Compensation Committee”) certified the attainment level of the performance criteria for the 2005 incentive compensation awards granted pursuant to the Company’s Senior Executive Incentive Compensation Plan (the “Incentive Compensation Plan”). The Incentive Compensation Plan was approved by stockholders on April 22, 2004 and is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. In February 2005, awards were made to each of the Company’s Named Executive Officers (as defined in Regulation S-K Item 402(a)(3)), other than Mr. Gamble, with respect to the year ended December 31, 2005. The annual incentive compensation awards were determined based on the Company’s performance during 2005 as measured against the performance measure established in February 2005. The Company’s performance measure for 2005 was operating income, however, the Incentive Compensation Plan provides that the Compensation Committee, in its sole discretion, may reduce the award to any of the Named Executive Officers based on any factors that the Compensation Committee deems appropriate, including, but not limited to, revenue, operating income, cash cycle days, divisional revenue, divisional operating income, divisional cash cycle days, and individual performance. The cash payments made to the Named Executive Officers with respect to their annual incentive compensation awards for 2005 were as follows: Dr. Curlander, $160,000, Mr. Rooke, $71,085, Mr. Morin, $62,514, and Mr. Bahous, $64,256.

On February 22, 2006, the Compensation Committee also granted annual incentive compensation awards with respect to 2006 to the Company’s Named Executive Officers pursuant to the Incentive Compensation Plan. The maximum award which may be earned under the Incentive Compensation Plan by any Named Executive Officer is equal to six-tenths of one percent of operating income for the one-year performance period, however, the Compensation Committee, in its sole discretion, may reduce the award based on any factors that the Compensation Committee deems appropriate, including, but not limited to, revenue, operating income, cash cycle days, divisional revenue, divisional operating income, divisional cash cycle days, and individual performance.

On February 22, 2006, the Compensation Committee certified the attainment levels of the performance criteria for the 2003-2005 Long-Term Incentive Plan (the “2003-2005 LTIP”) awards to each of the Company’s Named Executive Officers with respect to the three year period ending December 31, 2005. The 2003-2005 LTIP was approved by the Compensation Committee on February 11, 2003 and the form of the agreement for each of the Named Executive Officers was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003. The 2003-2005 LTIP awards were determined based on the Company’s performance during 2003-2005 as measured against performance measures established in February 2003. The performance measures for the 2003-2005 LTIP included revenue, operating income, and cash cycle days for all participants. The cash payments made to each of the Named Executive Officers with respect to their 2003-2005 LTIP awards were as follows: Dr. Curlander, $2,088,609, Mr. Rooke, $857,822, Mr. Morin, $775,769, and Mr. Bahous, $522,152.

In addition to the above items, on February 22, 2006, the Compensation Committee approved grants of ten-year non-qualified stock options to each of the Named Executive Officers pursuant to the Company’s Stock Incentive Plan. The Company’s Stock Incentive Plan was approved by stockholders on April 30, 2003 and filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003. The options were granted at an exercise price of $48.05 (the closing price of the Company’s Class A Common Stock on the date of grant) and will vest in three approximately equal annual installments (34%, 33%, 33%) beginning on the first anniversary of the date of grant, subject to continued employment. In addition, the Compensation Committee approved a grant of 50,000 restricted stock units to Dr. Curlander pursuant to the Company’s Stock Incentive Plan. The restricted stock units will vest and settle in three approximately equal installments (34%, 33%, 33%) no earlier than February 22, 2008, February 22, 2009 and February 22, 2010, respectively, subject to Dr. Curlander’s continued employment and certain performance criteria being met for each individual tranche. If the established performance criteria are not met by February 22, 2013, any unvested portion of the grant remaining will expire on that date. Each of Messrs. Rooke and Bahous also received grants of 15,000 restricted stock units that will vest and settle in five equal annual installments (20% per year), beginning on the second anniversary of the date of grant, subject to continued employment. The following table sets forth information regarding the individual grants of stock options and restricted stock units to each of the Named Executive Officers:

NAME	NUMBER OF STOCK OPTIONS	VALUE OF RESTRICTED STOCK UNITS
Dr. Curlander	225,000	$2,402,500
Mr. Rooke	60,000	720,750
Mr. Bahous	60,000	720,750
Mr. Gamble	60,000

On February 23, 2006, the Board of Directors determined that there should be no change in the annual base salary levels of the Company’s Named Executive Officers.

In addition, on February 23, 2006, upon the recommendation of the Corporate Governance and Public Policy Committee of the Board, the Board approved the terms of the compensation to be paid to each eligible nonemployee director of the Board in respect of his/her service to the Board. A summary describing the elements of such compensation is filed as Exhibit 10.1 to this report and is hereby incorporated by reference. Other than with respect to the Initial Award granted to an individual upon joining the Board changing from an award of stock options with a face value of $600,000 to an award of restricted stock units with a face value of $150,000, the compensation for directors for 2006 will remain the same as in 2005.

The Company intends to provide additional information regarding the compensation awarded to the Named Executive Officers with respect to and during the year ended December 31, 2005 in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in March 2006.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.  Description of Exhibit

10.1     Description of Compensation Payable to Nonemployee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXMARK INTERNATIONAL, INC.
(Registrant)

	By:	/s/ John W. Gamble, Jr.
Name: John W. Gamble, Jr.
Title: Executive Vice President and Chief Financial Officer

Date: February 28, 2006

EXHIBIT INDEX

Exhibit No. Description of Exhibit

10.1  Description of Compensation Payable to Nonemployee Directors. +

+   Indicates management contract or compensatory plan, contract or arrangement.